Consent of Independent Accountants


We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 15 to the registration statement on Form N-1A (the "Registration Statement") of our reports dated October 9, 1998, relating to the financial statements and financial highlights appearing in the August 31, 1998 Annual Reports to Shareholders ("Annual Report") of 100% U.S. Treasury Securities Money Market Fund, Treasury Plus Money Market Fund, Federal Money Market Fund, U.S. Government Money Market Fund, Cash Management Fund, Prime Money Market Fund, Tax Free Money Market Fund, Tax Free Income Fund, New York Tax Free Income Fund and California Intermediate Tax Fee Income Fund (separately managed portfolios of Mutual Fund Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" in the Prospectuses and under the heading "Independent Accountants" in the Statement of Additional Information.


PricewaterhouseCoopers LLP
1177 Avenue of the Americas
New York, NY 10036
December 22, 1998